GUARANTY OF PAYMENT

This GUARANTY OF PAYMENT (this "Guaranty") is made as of September 9, 2008, by PREMIER POWER RENEWABLE ENERGY, INC., a Delaware corporation ("Guarantor"), in favor of GUARANTY BANK (the "Lender"), with reference to the following facts:

RECITALS

A. Pursuant to the terms of a Business Loan Agreement (Asset Based) dated February 27, 2008 (the "Loan Agreement"), by and between Lender and PREMIER POWER RENEWABLE ENERGY, INC., a California corporation ("Borrower"), Lender has extended a revolving line of credit to Borrower in an amount not to exceed Three Million and 00/100 Dollars ($3,000,000.00) at any one time outstanding (the "Loan").

B. The Loan is evidenced and secured by the Related Documents (as defined in the Loan Agreement), including without limitation, a Promissory Notes dated February 27, 2008 in the face amount of Three Million and 00/100 Dollars ($3,000,000.00)(the "Note").

C. Pursuant to the requirements of the Loan Agreement, Borrower has requested that Lender consent to a share exchange transaction in which all of Borrower's stockholders ("Borrower Stockholders") will exchange 100% of the equity ownership shares in Borrower for Guarantor's issuance of shares of Guarantor's common stock to the Borrower Stockholders and which will result in Borrower becoming the wholly owned subsidiary of Guarantor (the "Share Exchange"). Guarantor's execution and delivery of this Guaranty to Lender is a condition precedent to Lender's consent to the Share Exchange.

D. Guarantor will derive substantial direct and indirect benefits from the Lender's continuing the Loan to Borrower and making Advances to Borrower pursuant to the terms and conditions set forth in the Related Documents.

GUARANTY

NOW, THEREFORE, in consideration of the Lender making the Loan to the Borrower, and as an inducement to the Lender to do so, Guarantor hereby agrees, covenants and warrants as follows:

SECTION 1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to the Lender, and its successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) all indebtedness, liabilities and other obligations of Borrower to Lender, including, without limitation, all of the indebtedness, liabilities and other obligations of the Borrower to the Lender under or in connection with the Loan and the Related Documents, all interest accrued thereon, all fees due thereunder and all other amounts payable by the Borrower to the Lender thereunder or in connection therewith. The terms "indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether

voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 13 hereof), shall hereinafter be collectively referred to as the "Guaranteed Obligations."

SECTION 2 Liability of Guarantor The liability of Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows.

(a) Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Lender's exercise or enforcement of any remedy it may have against the Borrower or any other person, or against any collateral for the Loans (collectively, the "Collateral") or other security for any Guaranteed Obligations;

(b) Lender may enforce this Guaranty upon the occurrence of an Event of Default (as defined in the Related Documents) notwithstanding the existence of any dispute between Lender and Borrower with respect to the existence of such Event of Default,

(c) Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied, and

(d) Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall Guarantor be exonerated or discharged by, any of the following events.

(i) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Borrower, Guarantor, any other guarantor or any other person,

(ii) the liability of Borrower, Guarantor, any other guarantor or any other person for any Guaranteed Obligations being affected due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Related Documents,

(iii) any merger, acquisition, consolidation or change in structure of Borrower, Guarantor or any other guarantor or person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower, Guarantor, any other guarantor or other person,

(iv) any assignment or other transfer, in whole or in part, of Lender's interests in and rights under this Guaranty or the other Related Documents, including the

Lender's right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of the Lender's interests in and to any of the Collateral or other collateral securing the Guaranteed Obligations,

(v) any claim, defense, counterclaim or setoff, other than that of prior performance, that Borrower, Guarantor, any other guarantor or other party may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Related Documents;

(vi) Lender's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, any collateral for the Loan or other collateral securing the Guaranteed Obligations, or Lender's exchange, release, or waiver of any collateral for the Loan or of any other collateral securing the Guaranteed Obligations;

(vii) Lender's exercise or nonexercise of any power, right or remedy with respect to any of the collateral for the Loan, or any other collateral securing any of the Guaranteed Obligations, including Lender's compromise, release, settlement or waiver with or of Borrower, Guarantor, any other guarantor or any other party;

(viii) Lender's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Guaranteed Obligations,

(ix) any impairment or invalidity of any of the collateral for the Loan or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of Lender's liens thereon or therein, and

(x) any other guaranty, whether by Guarantor or any other party, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of Borrower to Lender

SECTION 3 Consents of Guarantor Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from Guarantor.

(a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of Borrower under the Related Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise,

(b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(c) the time for Borrower's (or any other party's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as Lender may deem proper,

(d) Lender may discharge or release, in whole or in part, any other guarantor or any other party liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the collateral for the Loan, nor shall Lender be liable to Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any party or to realize on the collateral therefor,

(e) in addition to the collateral for the Loan, Lender may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof,

(f) Lender may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of Borrower to Lender and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action, and

(g) Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to Lender, with respect to the Guaranteed Obligations, any of the collateral for Loan or other security for any or all of the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of Guarantor against Borrower,

all as Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty

SECTION 4 Guarantor's Waivers

(a) Guarantor waives and agrees not to assert.

(i) any right to require Lender to marshal assets in favor of Borrower, Guarantor, any other guarantor or any other Party, to proceed against Borrower, any other guarantor or any other Party, to proceed against or exhaust any of the collateral or any other security held for the Guaranteed Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting the collateral for the Loan or comply with any other provisions of §9610, et seq of the California Commercial Code (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of Lender whatsoever,

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations,

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of Borrower, Guarantor or any other Party;

(iv) any defense based upon Lender's errors or omissions in the administration of the Guaranteed Obligations;

(v) any rights to set-offs and counterclaims,

(vi) Guarantor's rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive;

(vii) any rights or defenses Guarantor may have in respect of his or her obligations as a guarantor or other surety by reason of any election of remedies by the creditor,

(viii) any rights or defenses Guarantor may have because the Loan is secured by real property or an estate for years These rights or defenses include, but are not limited to, any rights or defenses that are based upon directly or indirectly, the application of Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure to the Loan,

(ix) any rights or defenses that Guarantor may have because the Loan is secured by real property This means, among other things.

(A) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower, and

(B) If Lender forecloses on any real property collateral pledged by Borrower.

(1) The amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and

(2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower

(C) This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure, (x) any rights or defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of California Code of Civil Procedure Section 580d or otherwise; and

(xi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable

law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty

(b) Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Borrower, Guarantor or any other party with respect to the Guaranteed Obligations

(c) The obligations of Guarantor hereunder are independent of and separate from the obligations of Borrower and any other guarantor and upon the occurrence and during the continuance of any Event of Default (as defined in the Loans Documents), a separate action or actions may be brought against Guarantor, whether or not Borrower or any such other guarantor is joined therein or a separate action or actions are brought against Borrower or any such other guarantor

(d) Guarantor shall not have any right to require Lender to obtain or disclose any information with respect to: (I) the financial condition or character of Borrower or the ability of Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations, (iii) the collateral for the Loan or other security for any or all of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations, (v) any action or inaction on the part of Lender or any other Party; or (vi) any other matter, fact or occurrence whatsoever

SECTION 5. Subordination of Subrogation Rights Subject to the provisions of Section (a)(viii) –(x) above, which provide that Guarantor waives any defenses that may arise if Lender's foreclosure on which real property collateral destroyed Guarantor's right to collect from Borrower, so long as the Loan remain outstanding, Guarantor shall not have, shall not directly or indirectly exercise, and hereby subordinates (a) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (b) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, and (c) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of Lender as against Borrower or other guarantors, whether in connection with any of the Related Documents or otherwise. If any amount shall be paid to Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Related Documents

SECTION 6 Reinstatement This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrower (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Borrower, its estate, trustee, receiver or any other party (including under the Bankruptcy Code or other state or federal law), or must otherwise be

restored by Lender, whether as a result of proceedings in bankruptcy or reorganization or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment All losses, damages, costs and expenses that the Lender may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of Lender contained in Section 13 hereof

SECTION 7 Payments Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which Lender or any other Party may have against Guarantor by virtue hereof, upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), Guarantor shall forthwith pay, or cause to be paid, in cash, to Lender an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in any such bankruptcy proceeding) Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any taxes, on the day when due in U S Dollars and in immediately available funds, to Lender as provided in the Related Documents All such payments shall be promptly applied from time to time by Lender as provided in the Note

SECTION 8 Representations and Warranties Guarantor represents and warrants to Lender that.

(a) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against the Guarantor in accordance with its terms

(b) Immediately prior to and after and giving effect to the incurrence of Guarantor's obligations under this Guaranty, Guarantor will not be insolvent

(c) Guarantor has received at least "reasonably equivalent value" (as such phrase is used in §548 of the Bankruptcy Code, in §3439 04 of the California Civil Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations

(d) Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of Lender with respect thereto Guarantor represents and warrants that it has received and reviewed copies of the Related Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of Borrower and any other matters pertinent hereto that Guarantor may desire Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender's possession concerning the financial condition of Borrower or any other matter

SECTION 9 Reporting Covenants So long as any Guaranteed Obligations shall remain unsatisfied or Lender shall have any outstanding commitment to fund the Loan or any portion thereof.

(a) Guarantor will furnish to the Lender a personal financial statement as of each calendar year-end, within ninety (90) days after calendar year-end

(b) Guarantor will furnish to the Lender, promptly, and in any event within thirty (30) days after the filing thereof with the IRS or other governmental authority, copies of all tax returns

(c) Guarantor will furnish to the Lender.

(i) prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a material adverse effect on Borrower or Guarantor, and

(ii) such other information respecting the operations, properties, business or condition (financial or otherwise) of Guarantor as Lender may from time to time reasonably request

SECTION 10 Further Assurances So long as any Guaranteed Obligations shall remain unsatisfied or Lender shall have any outstanding commitment to fund the Loan or any portion thereof, Guarantor will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall deem necessary or appropriate to effectuate the purposes of this Guaranty, and promptly provide the Lender with evidence of the foregoing satisfactory in form and substance to it

SECTION 11 Notices All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and shall be mailed, sent or delivered (a) if to Lender, at or to its address or facsimile number set forth in the Loan Agreement, and (b) if to Guarantor, at or to its address set forth below its name on the signature page hereof, or at or to such other address as such party shall have designated in a written notice to the other party All such notices and communications shall be effective (a) if delivered by hand, upon delivery, (b) if sent by mail, upon the earlier of the date of receipt or seventy-two (72) hours after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid, (c) the immediately succeeding Business Day after deposit with Federal Express or other similar overnight delivery system, or (d) if sent by facsimile or email, when received

SECTION 12 No Waiver; Cumulative Remedies No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege The rights and remedies under this Guaranty are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender

SECTION 13 Costs and Expenses, Indemnification

(a) In the event of (a) any action or proceeding that involves the protection, preservation or enforcement of Lender's rights or Guarantor's obligations under this Guaranty, (b) Lender's collection or enforcement without institution of litigation proceedings, or (c) Lender's participation in any proceeding which is authorized under the terms of the Related Documents, Lender shall be entitled to payment, upon demand, from Guarantor of all costs and expenses associated therewith, including reasonable attorneys' fees and litigation expenses Guarantor will pay the Lender, upon demand, all reasonable attorneys' fees and expenses incurred in the representation of Lender in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of Guarantor that concerns any of its obligations to Lender under this Guaranty, or otherwise In the event of a judgment against one party concerning any aspect of this Guaranty, the right to recover post-judgment attorneys' fees incurred in enforcing the judgment shall not be merged into and extinguished by any money judgment The provisions of this Section constitute a distinct and severable agreement from the other contractual rights created by this Guaranty

(b) In addition, whether or not the transactions contemplated by the Related Documents shall be consummated, Guarantor hereby agrees to indemnify Lender, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an Indemnified Party"), against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Party (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Party, (I) in any way relating to or arising out of this Guaranty or the Guaranteed Obligations, or the transactions contemplated hereby or thereby, or (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Party shall be designated a party thereto (the "Indemnified Liabilities") If and to the extent that the foregoing indemnification is for any reason held unenforceable, Guarantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law

(c) At the election of any Indemnified Party, Guarantor shall defend such Indemnified Party using legal counsel satisfactory to such Indemnified Party in such Party's sole discretion, at the sole cost and expense of Guarantor

(d) Any amounts payable to Lender under this Section, if not paid upon demand, shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Note

SECTION 14 Survival All covenants, agreements, representations and warranties made in this Guaranty survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as any Guaranteed Obligations remain unsatisfied Without limiting the generality of the foregoing, the obligations of Guarantor under Section 13 hereof shall survive the satisfaction of the Guaranteed Obligations

SECTION 15 Benefits of Agreement This Guaranty is entered into for the sole protection and benefit of Lender and its successors and assigns, and no other Party shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in

connection with, this Guaranty Lender, by its acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Party other than Guarantor, and such obligations shall be limited to those expressly stated herein

SECTION 16 Binding Effect, Assignment. This Guaranty shall be binding upon Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by Lender and its successors, endorsers, transferees and assigns Guarantor shall not have the right to assign or transfer its rights and obligations hereunder without the prior written consent of Lender

SECTION 17 Governing Law, Venue. This Guaranty shall be governed by, and construed in accordance with, the law of the State of California, without regard for conflicts of law principles If there is a lawsuit, Guarantor agrees upon Lender's request to submit to the jurisdiction of the courts of Sacramento County, State of California

SECTION 18 JURY TRIAL WAIVER GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES TO THE EXTENT PERMITTED BY LAW, GUARANTOR, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE BENEFIT OF LENDER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS GUARANTY, THE GUARANTEED OBLIGATIONS, AND ANY OF THE Related Documents, OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES

SECTION 19 Judicial Reference

(a) In the event the Jury Trial Waiver set forth in Section 18 above is not enforceable, Guarantor or Lender may elect to proceed under this Judicial Reference Provision

(b) With the exception of the items specified in Section 19(c), below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Guaranty, the Guaranteed Obligations or any of the Related Documents, or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "Bank Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding Except as otherwise provided in the Bank Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the "Court")

(c) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions) This reference provision does not limit the right of any party to exercise or oppose any of the rights and

remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein

(d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative) A request for appointment of a referee may be heard on an ex parte or expedited basis, and Guarantor agrees that irreparable harm would result if ex parte relief is not granted Pursuant to CCP § 170 6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative)

(e) The parties agree that time is of the essence in conducting the reference proceedings Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (I) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision

(f) The referee will have power to expand or limit the amount and duration of discovery The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding

(g) Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript The party making such a request shall have the obligation to arrange for and pay the court reporter Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication The referee shall issue a decision at the close of the reference

proceeding which disposes of all claims of the parties that are the subject of the reference Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding

(j) GUARANTOR RECOGNIZES AND AGREES THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, GUARANTOR KNOWINGLY AND VOLUNTARILY, AND FOR THE BENEFIT OF LENDER, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO, THIS GUARANTY, THE GUARANTEED OBLIGATIONS, THE Related Documents, OR THE OTHER BANK DOCUMENTS

SECTION 20 Entire Agreement, Amendments and Waivers This Guaranty constitutes the entire agreement of Guarantor with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto There are no conditions to the full effectiveness of this Guaranty This Guaranty may not be amended except by a writing signed by Guarantor and Lender. No waiver of any rights of Lender under any provision of this Guaranty or consent to any departure by Guarantor therefrom shall be effective unless in writing and signed by Lender Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

SECTION 21 Limitation on Liability No claim shall be made by Guarantor against Lender or any of its affiliates, directors, employees, attorneys or agents for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Guaranty or any act or omission or event occurring in connection therewith, and Guarantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor

SECTION 22 Interpretation This Guaranty is the result of negotiations between and have been reviewed by counsel to Lender and Guarantor, and are the product of the parties

hereto Accordingly, this Guaranty shall not be construed against the Lender merely because of Lender's involvement in the preparation thereof

SECTION 23 Severability Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 24 Guaranty Unsecured Notwithstanding anything apparently to the contrary contained herein or in any of the Related Documents, this Guaranty is not secured by the Collateral or by any other collateral

SECTION 25 Counterparts This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement The parties authorize removal of the signature page of this Guaranty from any counterpart copy and the attachment of all signature pages to a single counterpart copy so that the signatures of all those signing will be physically attached to the same document Delivery of an executed counterpart of this Guaranty by facsimile shall be equally as effective as delivery of an originally executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by facsimile shall also deliver an originally executed counterpart of this Guaranty, but failure to deliver an originally executed counterpart shall not affect the validity, enforceability or binding effect of this Guaranty.

SECTION 26. Setoff As additional security for the Guaranteed Obligations, the Guarantor hereby grants to the Lender a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Guarantor now or hereafter in the possession of the Lender and the right to refuse to allow withdrawals from any account (collectively "Setoff") The Lender may, at any time upon the occurrence of a default under the Related Documents, (notwithstanding any notice requirements or grace/cure periods under any agreements between the Borrower and the Lender) Setoff against the Guaranteed Obligations whether or not the Guaranteed Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower or to the Guarantor, such notice and demand being expressly waived

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written

GUARANTOR: Premier Power Renewable Energy, Inc
A Delaware Corporation

By: ____________________
Dean Marks,
Chief Executive Officer
Address. 4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
Facsimile No . (916) 939-0490